                                                                    Exhibit 99.1


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ________________, 2000)



                               F.N.B. CORPORATION

                                  $250,000,000
                           SUBORDINATED TERM NOTES DUE
       3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 36, 48, 60, 84 AND 120 MONTHS
                            SUBORDINATED DAILY NOTES
                                      AND
                        SPECIAL SUBORDINATED DAILY NOTES


         The following interest rates and other terms are applicable to Subordinated Term Notes, Subordinated Daily Notes and Special Subordinated Daily
Notes offered and sold during the period          , through          ,   .

                                                   ANNUAL INTEREST RATE
                                                   --------------------

          Subordinated Daily Notes:                            %

          Subordinated Term Notes:
          3 Month                                              %
          6 Month                                              %
          9 Month                                              %
          12 Month                                             %
          15 Month                                             %
          18 Month                                             %
          21 Month                                             %
          24 Month                                             %
          27 Month                                             %
          30 Month                                             %
          36 Month                                             %
          48 Month                                             %
          60 Month                                             %
          84 Month                                             %
          120 Month                                            %

          Special Subordinated Daily Notes:                    %

            Current Minimum Purchase Amount:           $_______

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